Exhibit 99.1

United States Securities and Exchange Commission

)
In the Matter of:	)
	)	File No. HO-14861
UNICOIN, INC.	)
)
)

WELLS SUBMISSION

OF UNICOIN, INC., ALEX KONANYKHIN, SILVINA MOSCHINI,

ALEX DOMINGUEZ AND RICHARD DEVLIN1

Ian D. Roffman Maya G. Ritchie Nutter McClennen & Fish LLP Seaport West 155 Seaport Blvd. Boston, MA 02210 617-439-2000

[1]	Mr. Devlin has retained individual counsel who intends to make a Wells Submission on his behalf. He joins in the arguments made in this Submission as well.

TABLE OF CONTENTS

Preliminary Statement			1

Background			3

I.	Background on Unicoin		3

II.	The Staff’s Concerns		6

Argument			7

I.	Promotional Giveaways Did Not Violate Section 5		7

II.	There Is No Evidence of any Intent to Defraud Investors		11

	A.	Statements About the Characteristics of Future Coins Were Accurate	11

	B.	Statements about the Aggregate Value of Unicoin Rights Sold Were Based on Accurate Records of the Company’s Sales And a Reasonable Measure of Market Interest in Unicoins	13

	C.	Specific Announcements about Unicoin’s Real Estate Deals Were Accurate and Generally Included Copies Of the Relevant Contracts Which Investors Could Review	18

	D.	Unicoin’s Statements About the Value of its Real Estate Deals Were Based on its Running Tally of all Deals with Signed Contracts	19

	E.	Statements About Unicoin’s “Runway” Must Be Understood in Context	21

III.	Alex Konanykhin’s Personal Sales Did Not Violate Any Securities Laws		22

Conclusion			23

Appendix A – Sample Risk Disclosures

Appendix B – Running Tally of Real Estate Contracts

i

Preliminary Statement

Unicoin, Inc. is a start-up company that is developing a cryptocurrency it hopes will become a major player in the cryptocurrency industry. Since 2022, it has sold rights to future coins in private placements to sophisticated investors in the United States who demonstrate that they are accredited investors under Rule 506(c) of Regulation D. Unicoin has not yet tokenized its coins; its coins are not listed for resale on any cryptocurrency platform and are not available for purchase by the public.

Early in this investigation, the Staff initiated a discussion about whether an “off-ramp” was possible that would allow Unicoin to continue its path toward tokenizing its cryptocurrency. The SEC’s investigation was taking resources away from running the business,2 and Unicoin’s executives understood that as a start-up, it could benefit from governance and compliance infrastructure improvements even if it disagreed with the possible charges. The Company told the Staff that it would be open to a resolution in which it would adopt far-reaching, extensive, and expensive reforms: it offered to voluntarily undertake to comply with governance rules of the major stock exchanges by creating a Board with a majority of independent directors, to form Board-level compensation, audit, nominating, and compliance committees, to hire an executive level Chief Compliance Officer with direct reporting to a compliance committee of the Board, and to consider adopting other reforms the SEC might suggest – but the linchpin to any resolution would be that the SEC would not trigger a “bad actor disqualification” under Regulation D. A “bad actor disqualification” is the death penalty for Unicoin – and would wipe

[2]	The cost and burden of responding to SEC subpoenas has skyrocketed in recent years largely because of the proliferation of electronic devices and data. Even to show that “there’s no there there” can cost well into the six figures (or more) due to cost of imaging devices, processing data into a reviewable format, applying search criteria, and reviewing data for responsiveness and privilege. It’s no surprise that a lucrative industry of vendors has sprung up to capitalize on this opportunity.

out the investments many have already made in it – because Unicoin’s only realistic source of capital in the short term is financing through Rule 506(c) private placements.

The Staff was not interested. It was unwilling to consider any resolution that avoids the death penalty. It would not negotiate the scope of the potential charges and it gave no comfort that it would support a Rule 506(d)(2) waiver if a bad actor disqualification were triggered. In short, the Staff’s objective was obvious: it wants to shutter Unicoin, trigger the bad actor disqualification, and as an inevitable result, cause millions in investor losses.

Even though resolution talks stalled, Unicoin still undertook significant improvements. It agreed to a voluntary standstill during which it stopped raising money, paused new spending on advertising, and retained experienced new outside counsel at Mintz to help rewrite its offering materials and scrub its website.3 The results of those efforts were shared with the Staff – which so far has not expressed any concerns about the updated offering materials – but, still, these efforts did not advance the discussions. Instead, the Staff took the position that if Unicoin resumed raising money – even under the newly revised offering materials in private placements to sophisticated investors – the Staff would recommend that the SEC institute a civil injunctive action.

Unicoin seeks one thing and one thing only: to avoid the death penalty. Its investors deserve an opportunity to achieve value from their purchase of rights to the future unicoins. And the SEC should not stand in the way of sophisticated investors freely seeking to advance their financial interests through speculation in cryptocurrencies.

[3]	Unicoin’s new legal team at Mintz is led by Daniel DeWolf. Mr. DeWolf is a leading authority on growth companies and venture capital law. He has been a member of the NYU Law School faculty for more than 20 years and is the author on a leading treatise on venture capital.

This Submission provides background about Unicoin and addresses the specifics of the Staff’s prospective charges, which Unicoin believes are unwarranted, disproportionate, and will harm investors. In summary:

●	the potential Section 5 charge that recipients of promotional rights to future coins must be accredited is not supported by the text or purpose of Section 5 and Regulation D;

●	statements using phrases like asset-backed, SEC-compliant, audited and publicly reporting were statements about future events and unequivocally true;

●	statements about the total value of rights to unicoins sold, the company’s growing real estate portfolio, and the Company’s “runway” were made in good faith, reasonable, and based on objectively truthful information at the time they were made; and

●	Unicoin’s CEO did not violate any securities laws when he sold some of his personal holdings to other unicoin investors.

We thank the Staff for the opportunity to make this Submission and welcome a chance to continue our discussions with an objective of protecting the interests of investors who have already purchased rights to future unicoins and allowing unicoins to compete freely in an open market of cryptocurrencies.

Background

I.	Background on Unicoin

Unicoin was founded in 2015 and initially provided workforce management software to help employers monitor and manage a remote workforce. When the pandemic hit, the Company found that it was unable to compete with larger companies entering the remote workforce space and shifted its focus. Today, Unicoin is both an operating company and a holding company. As an operating company, it manages what’s left of its legacy software-as-a-service (“SaaS”) software business. As a holding company, Unicoin wholly owns two talent-as-a-service (“TaaS”)

operating companies and platforms, SheWorks! and Yandiki. It also owns a majority ownership interest in ITSQuest, Inc., a regional staffing agency based in Texas.

Unicoin is also the majority owner of a media company, Unicorns, Inc., which produces “Unicorn Hunters,” a streaming TV show showcasing private companies seeking to obtain publicity for their private offerings. When private companies have appeared on the show, Unicoin receives equity in those companies along with other consideration.

The SEC’s focus in this investigation is on Unicoin’s cryptocurrency, also called “unicoins.” By about 2022, the Company’s management had concluded that remote workforce management was no longer an easily executable strategy, and it was evaluating its future. The Company had been aware of cryptocurrencies that started as parodies (such as Dogecoin and Shiba Inu) reaching billion-dollar valuations and believed that its executive and technology teams had the right skill sets to create a cryptocurrency brand that could be respected and successful. In particular, Unicoin’s founders observed that while bitcoin and the parody coins were achieving high valuations, there were no market leaders with strong and potentially enduring brands. Unicoin’s straightforward business plan was developed: through a thoughtful brand strategy funded by operating businesses, Unicoin believes it can bring value to the nascent cryptocurrency industry and to unicoin holders.

As initially conceived, unicoins would be issued by Unicoin, an audited and publicly reporting company. The Company intended to list the future coins on SEC-approved platforms and to treat them as “securities” under SEC regulatory supervision, regardless of whether the coins would satisfy the Howey test. The Company also intended that the coins would be supported in part by real world assets and that the Company would invest in marketing activities designed to strengthen the future coin’s brand.

Although Unicoin has not tokenized its coin yet, it sells rights to future coins through private placements under Rule 506(c) of Reg D, which permits unlimited sales to accredited investors through general solicitations. Unicoin conducts its sales through several methods. It sells rights in exchange for cash or other cryptocurrencies. It also offers a deferred payment option, which requires that investors provide collateral having a value, as estimated in the Company’s opinion, equal to 20% of the total purchase price of the purchased rights, with the subsequent payments made over five years. At times, the Company has also offered a ten-year deferral option as well. In 2023, the Company began its “140%” program to acquire real estate assets using rights to future coins as consideration. Under this program, the Company offers owners of real estate 140% of their stated value of the real estate paid in rights to future coins.

In addition to selling unicoin rights, Unicoin has run promotional campaigns in which it has given away rights to future coins. During the promotional campaigns, to receive free rights to future coins, a person would click on a QR code that was available in various public settings, mostly in New York City, and they were directed to a webpage where they could enter their names and email addresses to receive rights to 100 free coins. Unicoin ended the promotional campaign after the Staff expressed a question about whether recipients should be accredited. In total, promotional rights to future coins comprise about 0.1% of the total unicoin rights distributed to date.

Since it began offering rights to future coins, Unicoin has consistently and thoroughly disclosed the risks of this investment. An example of Unicoin’s risk disclosures, from the Company’s March 18, 2024 private placement memorandum, is attached at Appendix A. These risk disclosures are 27-pages long and divided by useful headings into risks related to blockchain assets, risks related to Unicoin’s business model, risks related to an investment in unicoins, risks related to Unicoin’s business, risks related to Unicoin’s industry, and specific risks related to the offering. In Unicoin’s updated and revised private placement memorandum, the risk factors are nine-pages long, with some duplication removed and specificity enhanced. Unicoin’s public filings also contain robust risk disclosures. Its most recent Form 10-K, dated April 2, 2024, for example, largely tracks the risk disclosures that were included in its private placement memorandum.

II.	The Staff’s Concerns

The Staff has informed the Company that it has made the preliminary determination to recommend that the SEC institute a civil injunctive action against Unicoin, Inc., its two co-founders, Alex Konanykhin and Silvina Moschini, its general counsel Richard Devlin, and a former executive, Alex Dominguez, alleging violations of Section 5 of the Securities Act and the antifraud provisions of the Securities Act and Exchange Act.

The Staff expressed its view that Unicoin’s promotional distribution of free rights to future coins violated Section 5 because the Company made no efforts to ascertain the accredited investor status of the recipients.

As for the antifraud provisions, the Staff expressed a view that Unicoin made four categories of statements that it believes were misleading: (1) representations that unicoin tokens were asset-backed, SEC or regulation compliant, audited, and publicly reporting; (2) representations that allegedly materially overstated the number and value of unicoin token rights sold throughout the relevant period; (3) representations that Unicoin had acquired real property or interests in real property around the world including in Antigua, the Bahamas, and Argentina when Unicoin did not own such properties or while the purported acquisitions remained contingent; and (4) representations about Unicoin’s “runway.” In general, the Staff’s concerns relate to statements made outside the Company’s Form 10-Q and Form 10-K filings with the SEC, and at times, the Staff has evaluated the purported accuracy of the Company’s statements based on a comparison to Company’s Form 10-Q and Form 10-K disclosures.

Finally, the Staff expressed a view that Mr. Konanykhin sold some of his personally-owned rights to future coins to other rightsholders without following the requirements of Rule 144 for secondary sales of restricted securities and without perfecting an exemption for such sales.

Argument

The Staff should reconsider its preliminary recommendation, or the Commission should decline to bring an enforcement action against Unicoin and its executives, because a civil injunctive action would be unwarranted, unnecessary and would harm investors. Unicoin has consistently endeavored to be transparent with investors, and since this investigation began, it has adopted significant improvements, brought in new outside counsel, and worked diligently to address the Staff’s concerns.

I.	Promotional Giveaways Did Not Violate Section 5

Unlike other cryptocurrency developers, Unicoin has stated that it intends to follow recent SEC guidance by treating its coins as securities, and it has treated the rights to future coins as securities under Rule 506(c) of Reg D. As a result, this case does not involve the predominant issue in cryptocurrency regulation: whether the sales satisfy the Howey test.4

Instead, the Staff’s only concern with Unicoin’s compliance with Section 5 involves a promotional program that the Company discontinued after the Staff raised concerns during its questioning of witnesses in testimony. In total, the Company gave away rights that comprise

[4]	Along with other market participants, Unicoin seeks statutory or regulatory clarity on cryptocurrency from the upcoming administration.

about 0.1% of all rights distributed by Unicoin. The Staff’s view appears to be that because recipients of promotional coin rights were required to provide contact information to the Company to receive their promotional rights to future coins, these giveaways were sales of securities, and thus violated Section 5 unless an exemption applies. Under the Staff’s analysis, the recipients’ contact information was consideration for the otherwise free unicoin rights and the promotion was beneficial to the Company.

The Staff’s view, however, is contrary to the purpose of Section 5 and Regulation D. Simply put, the recipients of free coin rights should not be considered “purchasers” because they took on no investment risk or any other obligation. They are therefore not within “the class of persons [who] need the protection of the [Securities] Act.” SEC v. Ralston Purina Co., 346 U.S. 119, 125 (1953). In the JOBS Act, Congress effectively mandated the “purchaser” boundary for the Securities Act 4(a)(2) exemption for “transactions by an issuer not involving any public offering.” Section 201(a)(1) of the JOBS Act eliminated the prior prohibition on general solicitation or general advertising for Rule 506 offerings, “provided that all purchasers of the securities are accredited investors.” Pub. L. No. 112-106, § 201(a)(1) (2012) (emphasis added). Congress thus embraced two symmetrical exemptions from the Securities Act registration requirements. First, accredited investors do not require the Act’s protections because they are “those persons whose financial sophistication and ability to sustain the risk of loss of investment or ability to fend for themselves render the protections of the Securities Act’s registration process unnecessary.” Report on the Review of the Definition of “Accredited Investor,” SEC Staff, December 18, 2015, at 2. Second, general solicitation activities may be directed at any audience, who are not persons entitled to the protections of the Securities Act, provided that they are not “purchasers” and therefore are not taking on any risk of loss.5

The Commission’s prior statements and actions regarding non-monetary contributions are consistent with the need for some form of “contribution or investment.” See Framework for Investment Contract Analysis of Digital Assets (“Framework”), n.9. Indeed, the SEC, to our knowledge, has charged distributions only when they were part of a for-consideration unregistered offering. In footnote 9 of the Framework, the Staff references the Tomahawk settlement. But Tomahawk involved a “bounty program,” which the SEC described as a transaction involving “tokens to investors in exchange for services….” In the Matter of Tomahawk Exploration LLC, Rel. No. 33-10530 at ¶ 2 (Aug. 14, 2018) at ¶ 2. Similarly, in a settled litigation matter, the SEC charged Hydrogen Technology Corp. with a four-part overlapping distribution program that included bounties, employee compensation and market sales. SEC v. The Hydrogen Technology Corp., Case No. 22-cv-08284 (S.D.N.Y.). The SEC’s Complaint mentions “airdrops” but merely as a background fact relating to how Hydrogen planned to stoke interest in the coin in advance of trading on the secondary market. Id., Complaint, ¶ 5.

The fundamental difference between a person acquiring a coin through a promotional giveaway and a bounty program is that the former does not involve a quid pro quo in which the person exchanges a scarce resource in exchange for the coin, but the latter does. With the latter, the person exchanges the scarce resources of time and work to earn the coin. Exchanging time

[5]	While the securities laws do not define “purchaser,” the intuitive and common sense notion of an exchange of monetary value is reflected in the Internal Revenue Code, which defines “purchaser” as “a person who, for adequate and full consideration in money or money’s worth, acquires an interest (other than a lien or security interest) in property….” 26 U.S.C. § 6232(h)(6).

and work for a coin is similar to exchanging money for a coin or bartering an object, resource, or service for a coin. The same cannot be said of exchanging contact information for a coin. The amount of time and value it takes to provide contact information is far too small to be treated similarly to the work involved in a bounty program. And one’s contact information is not a scarce resource – there is no limit to how many times a person can give it away.

The Staff’s focus on whether the promotional rights to coins benefitted Unicoin misses the point. Section 5 governs “sales” of securities. 17 U.S.C. § 77e. And the registration and disclosure requirements of the Securities Act are not designed to burden issuers of securities; they are designed to protect consumers who invest their money. The recipients of promotional unicoin rights took on no investment risk whatsoever. If the securities became worthless, they would be in no worse financial condition than before the distribution. Even if their contact information has some nominal value to them, they did not lose it or even put themselves at risk of losing it by freely providing their names and email addresses to Unicoin. As the Supreme Court said in Ralston Purina, the purpose of the Securities Act’s registration and disclosure provisions is to promote “informed investment decisions.” Ralston Purina, 346 U.S. at 124. Recipients of free coin rights made no investment decisions – and they put nothing at risk – to obtain their promotional tokens.6

For these reasons, the SEC should not bring any Section 5 claims based on promotional rights to coins that were given away to recipients.

[6]	The SEC recently disclaimed the position the Staff is contemplating here. In moving to dismiss an action seeking a declaratory judgment that “airdropped” tokens to unaccredited investors did not violate Section 5, the SEC stated that the suit was “premature and is premised on a phantom—a supposed policy that the Commission never adopted and does not actually exist.” Def.’s Mot. to Dismiss Pursuant to Fed. R. Civ. P. 12(b)(1) at 1, Beba LLC v. SEC, No. 6:24-cv-00153-ADA-DTG (July 8, 2024, W.D. Tex.); see also Def.’s Mot. to Dismiss the First Am. Compl. Pursuant to Fed. R. Civ. P. 12(b)(1) at 1, Beba LLC v. SEC, No. 6:24-cv-00153-ADA-DTG (Nov. 7, 2024, W.D. Tex.).

II.	There Is No Evidence of any Intent to Defraud Investors

Glaringly absent from the Staff’s contemplated antifraud charges is any evidence that Unicoin or its executives intended to mislead anyone or intentionally made statements that they believed were untrue. The Staff has not identified any documents suggesting that anyone at the Company did not genuinely believe the statements that they made. And as described below, the Company had a reasonable basis for each category of statement about which the Staff has expressed concern.

A.	Statements About the Characteristics of Future Coins Were Accurate

There would be no basis for antifraud charges relating to the Company’s statements about future unicoins in which it used the phrases “asset-backed,” “SEC or regulation compliant,” “audited” or “publicly reporting.” Each phrase accurately describes a characteristic of the future coins (or their issuer) and was true under a common sense and plain English understanding of the words.

Asset-backed. When Unicoin used the phrase “asset-backed” to describe its future coins, it was referring to two concepts. First, that the future coins would be collateralized by “real world assets,” and second, that Unicoin would use its assets to fund a branding campaign for the future coins. Both are true.

To begin with, the Staff has assumed that the phrase “asset-backed” can only mean “collateralized” in the sense of a securitized mortgage-backed instrument. But the plain English meaning of “backed” is broader. The first definition of “back” as a verb in Webster’s Dictionary is “to support by material or moral assistance.” Back, Merriam-Webster Third International Dictionary (2024). The third definition is “to assume financial responsibility for,” a concept similar to the Staff’s assumed meaning of the word. Id. The Company has used the word both ways.

As the Staff is aware, Unicoin has worked with its outside counsel to develop a structure by which the future coins will be partially collateralized by equity in private companies that appear on the Unicorn Hunters television show and a portion of the real estate assets that the Company is acquiring. Under the contemplated structure, the assets used as collateral will be held by a special purpose entity managed by independent third-party collateral and paying agents. A liquidation event could then result in a distribution to coin holders. The contemplated structure is consistent with the third definition of “back” because the collateral will provide a financial underpinning for the future coins. Separately, the Company also intends to use a portion of its growing real estate portfolio to fund activities intended to support the unicoin brand. As Unicoin witnesses have explained, the Company may operate or liquidate its holdings to generate cash to support its branding activities. This activity would be consistent with the first definition of “back” because it would support the coins through building a strong brand. Either way, describing the future coins as “asset-backed” is neither false nor misleading.

SEC or Regulation Compliant. When Unicoin used the phrases “SEC compliant” or “regulations compliant,” it meant one thing: that it intended to treat its future coins as a security. The central question in cryptocurrency regulation for the past several years has been whether and under what circumstances cryptocurrencies should be treated as securities. The SEC under Chair Gensler has been clear that it considers most, if not all, cryptocurrencies to be securities. See, e.g., Framework. While much of the crypto-industry has actively pushed back on Chair Gensler’s analysis of the application of the Howey test to cryptocurrencies, Unicoin preferred a Realpolitik approach: in the absence of further statutory or regulatory clarity, it would treat its future coins as securities. Consistent with its view, Unicoin conducted its sale of rights to future coins under Rule 506(c), treating those rights as securities and requiring U.S. investors to demonstrate their accredited investor status. It has similarly intended to conduct its future sales of unicoins as securities and subject to the requirements of the Securities Act and relating rules and guidance.

The Staff seeks to impose its own acontextual and wholly invented interpretation on this phrase, suggesting that the Company falsely implied that the SEC had endorsed or approved its future coins. But the Company said no such thing, and its usage was unambiguous in the context in which it was used and understood by the industry: unicoins would be SEC compliant because the Company would not take on a fight with Chair Gensler’s SEC about whether its cryptocurrency was a security. There was nothing false or misleading about this phrase.

Audited and Publicly Reporting. Unicoin is a publicly reporting and audited company. When using these phrases, it was referring – accurately – to the Company, not to coins. The Staff has expressed a view that these phrases were misleading because investors might believe that the future coins themselves were audited and publicly reporting. But currencies cannot be audited or publicly reporting, only entities can. Unicoin has sold rights only to sophisticated investors who demonstrated that they are accredited. It is hard to believe that a sophisticated investor, who received and signed a private placement memorandum and had access to Unicoin’s Form 10-K and Form 10-Q filings, would misinterpret the words “audited” and “publicly reporting” to describe an asset rather than a company. See, e.g., In re Bank of America AIG Disclosure Sec. Litig., 980 F. Supp. 2d 564, 576 (S.D.N.Y. 2013) (“[T]here is no duty to disclose information to one who reasonably should be aware of it.”) (citation omitted).

B.	Statements about the Aggregate Value of Unicoin Rights Sold Were Based on Accurate Records of the Company’s Sales And a Reasonable Measure of Market Interest in Unicoins

Unicoin’s statements about the amount of sales of rights to future coins were accurate statements about the progress of its sales and a reasonable measure of market interest in the future unicoins. The Company has sold rights to future coins through three methods: (i) sales in exchange for cash or equivalents, (ii) deferred payment plans, and (iii) real estate swaps. When making statements about the total value of unicoin rights sold, the Company included the total value of all three methods because that would be the best measure of market interest in the future coin. The entirely different measures concerning the value of the Company’s assets or the amount of the cash received from unicoin rights sales were fully disclosed in Unicoin’s publicly filed financial statements.

Each sales vertical was calculated consistently over time. For sales in exchange for cash or equivalents, the Company reflected the value of the sale based on the price paid per unit, which ranged between $0.01 and $0.75 in different rounds. For deferred payment plans, Unicoin reflected the sale at the total value of the deferred payment contract. Thus, if an investor contracted to buy $50,000 worth of coin rights over five years, the Company reflected the sale at the $50,000 contract value. For real estate swaps, the Company counted all real estate deals that had been signed, and it reflected the value at the sale price reflected in the contract.

The Staff has identified eight instances in which it believes that Unicoin materially overstated the value of unicoin rights sold. As the following chart demonstrates, each of the statements was a reasonable approximation of the total amount of unicoin rights sold when including the three methods of sale:

Date of Alleged Statement	Alleged Statement Identified by the Staff	Unicoin’s Basis For Calculating Rights Sold as of Statement Date
12/16/2022	$250 million in unicoins sold	Total	$244,674,405
		Round 1 @ $0.01	$14,081,800
		Round 2 @ $0.05	$2,710,700
		Round 3 @ $0.10	$5,608,300
		Round 4 @ $0.20 with Pricing Discount	$820,300
		Round 5 @ $0.40 with Pricing Discount	$29,100
		Deferred Payment Program Contracts	$221,424,205
		Real Estate Sales Contracts	$0

Date of Alleged Statement	Alleged Statement Identified by the Staff	Unicoin’s Basis For Calculating Rights Sold as of Statement Date
1/4/2023	$275 million in unicoins sold	Total	$317,662,705
		Round 1 @ $0.01	$14,141,800
		Round 2 @ $0.05	$2,715,700
		Round 3 @ $0.10	$5,668,300
		Round 4 @ $0.20 with Pricing Discount	$850,300
		Round 5 @ $0.40 with Pricing Discount	$78,600
		Deferred Payment Program Contracts	$294,208,005
		Real Estate Sales Contracts	$0
1/9/2023	$300 million in unicoins sold	Total	$319,862,705
		Round 1 @ $0.01	$14,141,800
		Round 2 @ $0.05	$2,715,700
		Round 3 @ $0.10	$5,668,300
		Round 4 @ $0.20 with Pricing Discount	$850,300
		Round 5 @ $0.40 with Pricing Discount	$78,600
		Deferred Payment Program Contracts	$296,408,005
		Real Estate Sales Contracts	$0
1/11/2023	$350 million in unicoins sold	Total	$319,862,705
		Round 1 @ $0.01	$14,141,800
		Round 2 @ $0.05	$2,715,700
		Round 3 @ $0.10	$5,668,300
		Round 4 @ $0.20 with Pricing Discount	$850,300
		Round 5 @ $0.40 with Pricing Discount	$78,600
		Deferred Payment Program Contracts	$296,408,005
		Real Estate Sales Contracts	$0
6/8/2023	$500 million in unicoins sold	Total	$498,579,775
		Round 1 @ $0.01	$14,216,800
		Round 2 @ $0.05	$2,715,700
		Round 3 @ $0.10	$5,708,300
		Round 4 @ $0.20 with Pricing Discount	$1,063,180
		Round 5 @ $0.40 with Pricing Discount	$520,300
		Round 6 @ $0.50	$110,800
		Round 6 Discount @ $0.05	$279,990
		Deferred Payment Program Contracts	$467,564,705
		Real Estate Sales Contracts	$6,400,000
2/29/2024	$2 billion in unicoins sold	Total	$2,073,675,117
		Round 1 @ $0.01	$14,216,800
		Round 2 @ $0.05	$2,715,700
		Round 3 @ $0.10	$5,723,300
		Round 4 @ $0.20 with Pricing Discount	$1,088,780
		Round 5 @ $0.40 with Pricing Discount	$520,300

Date of Alleged Statement	Alleged Statement Identified by the Staff	Unicoin’s Basis For Calculating Rights Sold as of Statement Date
		Round 6 @ $0.50	$485,500
		Round 6 Discount @ $0.05	$11,837,763
		Deferred Payment Program Contracts	$485,057,905
		Real Estate Sales Contracts	$1,552,029,069
3/12/2024	$2 billion in unicoins sold	Total	$2,077,484,991
		Round 1 @ $0.01	$14,216,800
		Round 2 @ $0.05	$2,715,700
		Round 3 @ $0.10	$5,723,300
		Round 4 @ $0.20 with Pricing Discount	$1,088,780
		Round 5 @ $0.40 with Pricing Discount	$520,300
		Round 6 @ $0.50	$485,500
		Round 6 Discount @ $0.05	$11,837,763
		Deferred Payment Program Contracts	$485,057,905
		Real Estate Sales Contracts	$1,555,838,943
3/13/2024	$2 billion in unicoins sold	Total	$2,077,489,991
		Round 1 @ $0.01	$14,216,800
		Round 2 @ $0.05	$2,715,700
		Round 3 @ $0.10	$5,723,300
		Round 4 @ $0.20 with Pricing Discount	$1,088,780
		Round 5 @ $0.40 with Pricing Discount	$520,300
		Round 6 @ $0.50	$485,500
		Round 6 Discount @ $0.05	$11,837,763
		Deferred Payment Program Contracts	$485,062,905
		Real Estate Sales Contracts	$1,555,838,943

The Staff’s view appears to be that Unicoin’s statements should not have included the full value of deferred payment program contracts or that the Company should have reflected its real estate sales differently. But these are business judgments about what information to share with the market. The Company’s purpose in reporting its aggregate sales was to inform the market about the level of interest that unicoins were generating, not to disclose the amount of assets that the Company possessed at any given time. In addition, Mr. Konanykhin expressly disclosed that the unicoin sales numbers included deferred payments. His update that the Company reached a $225 million milestone, for example, stated that the amount “includes both regular sales and signed Agreements, backed by collateral” and that the deferred payment agreements “are an important part of securing the long-term stability of Unicoin by assuring financing for its continued growth.” He repeated this clarification several times in other email updates to investors.

If an investor wanted to review the Company’s assets or exact amount of cash paid for unicoin rights, that information was available in its public filings. Unicoin’s quarterly and annual financial statements also included information about coin rights sales and the Company’s assets. In its Form 10-K, filed April 2, 2024, for example, the Company itemized the unicoin rights sold by price, listing the number of rights sold at each price point. It also itemized sales under the five-year and ten-year deferral programs, and also provided more detail about both cash and the value of real estate transactions that had met the requirements to be included on the Company’s balance sheet. Form 10-K, April 2, 2024, at 31-2, F-30-F-31.7 See, e.g., In re Bank of America AIG Disclosure Sec. Litig., 980 F.Supp.2d at 576 (where information is publicly disclosed, it need not be repeated in each separate disclosure); Rice as Tr. of Richard E. & Melinda Rice Revocable Fam. Tr. 5/9/90 v. Intercept Pharms., Inc., No. 21-CV-0036 (LJL), 2022 WL 837114, at *18 (S.D.N.Y. Mar. 21, 2022) (one “cannot be held liable for failing to disclose something that they disclosed”) quoting Altayyar v. Etsy, Inc., 242 F. Supp. 3d 161, 180 (E.D.N.Y. 2017).

[7]	Mr. Konanykhin’s email updates included explicit instructions that prospective investors should read the Company’s SEC filings, which contained accurate financial statements and more detailed disclosures about its unicoin rights sales:

P.S.: My updates focus on our journey towards becoming a publicly-traded company and on our efforts to turn our Unicoin into a major cryptocurrency. These updates are not intended to serve as financial advice or to replace our official reports filed with the SEC….

(emphasis added). Not only did Mr. Konanykin reference the SEC filings, he also included a link directing readers to the SEC’s Edgar site.

C.	Specific Announcements about Unicoin’s Real Estate Deals Were Accurate and Generally Included Copies Of the Relevant Contracts Which Investors Could Review

Similarly, statements that Unicoin made about its real estate program were also accurate. The Staff seems to be attributing meaning or adding commentary to the Company’s statements that do not exist in the actual statements made. For example, the Staff points to the Company’s February 1, 2024 announcement of a real estate deal in the Bahamas. The Company’s Form 8-K announcing the deal, states that the Company:

… has entered into two agreements to acquire the beneficial ownership in Long Island Investments Ltd. and Newport Harbour Ltd. The Company is acquiring the beneficial interest of all the shares in these two companies that own, collectively, approximately 7,721 acres of land located in the islands of the Bahamas, including Long Island and Andros Island, effectively acquiring the beneficial ownership in the lands. The sellers are several individual Bahamian citizens who are the shareholders of the two entities. Pursuant to the agreements, the sellers will acquire rights to obtain 1,108,863,283 unicoins, reflecting a total value of $554,431,641.00 at the current investor price of $0.50 per unicoin, subject to completion of due diligence. New World Properties, an SPV domiciled in the Bahamas, is to receive the unicoins.

Form 8-K (Feb. 1, 2024).

The Staff contends that this statement is misleading because Unicoin failed to explain the contingencies that had to be met for Unicoin to acquire the shares in the properties and because the properties were not worth $554 million. But neither contention would form the basis for a claim. First, the Form 8-K announced the signing of an agreement, not that any transaction closed or that any assets were transferred to Unicoin. A sophisticated investor would understand that the signing of an agreement is just one step toward the completion of the transaction, especially one that was explicitly “subject to completion of due diligence.” Second, the announcement makes no representations about the value of the property; it explicitly speaks only to the price that Unicoin was to pay under the agreement. It is hard to see how the Company could have made this more clear: the statement says only that the sellers were to “acquire the rights to obtain” unicoins using the then-current investor price. Third, within two months, on April 2, 2024, Unicoin filed the agreements themselves as exhibits to a Form 8-K and investors could read the agreements, including all terms and contingencies for themselves.8

Similarly, the Staff has pointed to the Company’s announcements about a real estate deal in Antigua. Like the Bahamas deal, the Company disclosed a complete copy of the Antigua Asset Swap Agreement. See Form 8-K (Oct. 18, 2023). Based on that disclosure, investors could review all terms of the deal, including pricing and contingencies. The Staff contends that Unicoin should have disclosed that the seller’s attorney had been disbarred in another jurisdiction, which the Staff learned from Google searches. Putting aside that any investor could have also Googled the information, it is hardly material to the transaction that the seller’s attorney had been disbarred in a different jurisdiction. Unicoin executives learned the information and confirmed that he was admitted to practice in Antigua.

D.	Unicoin’s Statements About the Value of its Real Estate Deals Were Based on its Running Tally of all Deals with Signed Contracts

The Staff has also expressed concerns about the Company’s statements about the total value of its real estate portfolio and the value of certain individual real estate transactions. The Company’s statements about the total value of its real estate portfolio were based on its internal records of real estate contracts that it signed. When Company personnel spoke about Unicoin’s real estate deals in the aggregate, they included all transactions that the Company had signed as

[8]	The Staff notes that on March 26, 2024, Alex Dominguez made an oral statement at a shareholder meeting that the Bahamas transaction had closed and would go on the Company’s first quarter balance sheet. Mr. Dominquez made that comment off-the-cuff and in good faith, but it turned out he was wrong. When Unicoin’s accountants and auditors reviewed the transaction, they determined that it did not meet the GAAP requirements to be included as an asset on the Company’s balance sheet. There is no evidence that Mr. Dominquez, who is not an accountant, believed that his oral statement was incorrect at the time he made it.

of the date of the statement. These transactions were at different stages of completion: from signed agreements to completed transactions in which title had transferred. In all instances, the Company included only deals for which there was at least a binding and enforceable contract to acquire the asset. The chart included as Appendix B includes the Company’s signed real estate transactions in chronological order with a running tally of contract values and demonstrates that each statement about the Company’s real estate portfolio was a reasonable approximation of the total value of real estate contracts as of the date the statement was made.9

The Staff’s position implies that the Company was permitted only to disclose the transactions for which title had transferred to Unicoin. But no rule limits disclosure in such a way. Any investor who wanted to know whether the real estate asset had been added to the Company’s balance sheet could review that information each quarter on the Forms 10-Q and Forms 10-K, filed with the SEC, which accurately disclosed the total value of assets that met GAAP requirements for inclusion on its balance sheet. And any investor who wanted to understand whether contingencies existed in the contracts could read the material contracts that were attached as exhibits to Form 8-K filings.

The Staff’s concerns about the disclosures of the value of individual transactions similarly do not require enforcement action. The Staff seems to have conflated pricing with valuation. In its 140 Program, the Company has paid counterparties 140% of their appraised value of their properties. As witnesses have explained, the Company asks the sellers to provide appraisals and generally reviewed appraisals to determine whether the appraisers are licensed. At

[9]	The most recent statement identified by the Staff was made orally by Ms. Moschini at a November conference in Riyadh. Ms. Moschini, who is not a native English speaker, said “We prepare a portfolio of $5.2 billion prior to launching the coin….” Ms. Moschini was not yet aware that the Company was making accounting adjustments at year end. In any event, while Ms. Moschini’s wording may have been imperfect, the words “prepare” and “launch” clearly show she was speaking about the Company’s projected portfolio when it launches the coin in the future.

times, the sales price has been based on something equivalent to an appraisal. For example, because no appraisal was available for the Argentina mining rights, the Company reasonably estimated the price based on the most recent valuation information it had.

When the Staff has raised concerns about Unicoin’s pricing, the Company has taken action. The Argentina mining rights deal is an example. Initially, the Company priced that transaction based on a 2014 economic valuation provided by the seller, which was extrapolated to an estimated value in 2023. After the Staff questioned the basis for the estimate, the Company retained a respected independent valuation firm to re-value the asset and recorded that firm’s valuation conclusion on the Company’s balance sheet. While the revised value may suggest the Company’s initial pricing was off, it does not show that anyone acted with scienter. To the contrary, the Company did not hesitate to revisit the transaction with the help of a respected independent valuation firm. Similarly, the Company retained new counsel in the Bahamas to evaluate the Staff’s concerns about that property’s ownership, and it obtained an independent third-party appraisal of the California property that it acquired. The Company understands that the Staff may disagree with its business decisions about pricing real estate deals. But those disagreements should not form the basis for charges under the antifraud provisions. And Unicoin has proven that it has responded appropriately to improve its pricing and valuation practices.

E.	Statements About Unicoin’s “Runway” Must Be Understood in Context

Finally, the Staff has raised concerns about statements made by Company executives about Unicoin’s so-called “runway.” The Staff’s view implies that the Company misled investors about how long it has before it may run out of cash. But this view ignores the context of the Company’s statements. Each statement identified by the Staff was explicitly a projection of the Company’s runway position upon completion of its real estate deals. In the February 2024 interview, Alex Dominguez referred to “preparing our runway.” Alex Konanykhin’s April 2024 comment referred to real estate deals that “would give us a runway,” and his May 2024 statement talked about “developing” a portfolio that would provide the Company with resources to last decades or longer. Each is expressly prospective, and none of the statements purported to talk about the Company’s existing cash position. Sophisticated investors who participated in Unicoin’s private placements would understand the context of these statements.

In addition, the Company’s SEC filings consistently, explicitly, and accurately disclosed Unicoin’s existing financial condition, including its net losses, cash position, and assets each quarter. Each Form 10-Q and Form 10-K since the Company began publicly reporting in 2022 also included a going concern disclosure stating that there was “substantial doubt about the Company’s ability to continue as a going concern.” Unicoin and its executives cannot have misled investors about the Company’s runway when its SEC filings disclosed the Company’s financial position and going concern doubt so explicitly.

III.	Alex Konanykhin’s Personal Sales Did Not Violate Any Securities Laws

Finally, the Staff has asserted a position that Alex Konanykhin’s personal sales of unicoin rights did not follow the requirements of Rule 144 for secondary sales of restricted securities and were not subject to any other exemption for such sales. Mr. Konanykhin’s personal sales did not violate the securities laws for three reasons.

First, Rule 144 is a nonexclusive safe harbor provision; there is no requirement that any security sales conform to Rule 144. His sales were exempt from registration under Securities Act Section 4(a)(1) because he is not an “issuer, underwriter, or dealer.” 15 U.S.C. § 77d(a)(1). The definition of “issuer” does not include an affiliate or control person. Second, Mr. Konanykhin’s sales are exempt under the exemption commonly referred to as Section 4(1½) or 4(a)(1½). Mr. Konanykhin’s sales reflected a small portion of his personal holdings, and they were generally made to investors who had previously purchased unicoin rights and thus were sophisticated investors who received and signed the Company’s private placement memorandum. Third, Mr. Konanykhin’s private sales were not sales of investment contracts under the Howey test because the proceeds were not used by Unicoin to advance its interests. See SEC v. Ripple Labs, Inc., 682 F.Supp.3d 308, 329, 331 (S.D.N.Y. 2023).

Conclusion

For all these reasons, we believe that it would be a mistake, both under the law and the facts here, if the Staff were to recommend, and the Commission authorize, an enforcement action against Unicoin and its executives. Unicoin remains eager to engage collaboratively with the Commission and its Staff on a path forward that avoids the “bad actor disqualification” death penalty, enhances investor protection, and enables unicoin investors’ fate to rise or fall with the natural forces of the market. But litigation will decimate those efforts and put millions of investor dollars at risk.

We respectfully request and look forward to an opportunity to continue our dialogue with the Staff.

Dated: December 31, 2024	Respectfully submitted,

/s/ Ian D. Roffman
Ian D. Roffman Maya G. Ritchie NUTTER McCLENNEN & FISH LLP Seaport West 155 Seaport Blvd. Boston, MA 02210 617-439-2000

Attorneys for Unicoin, Inc., Alex Konanykhin, Silvina Moschini, Alex Dominguez, and with co-counsel, for Richard Devlin

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